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                                                                   EXHIBIT 23.12

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated February 12, 1996 on our audits of the consolidated financial statements of Q Broadcasting, Inc. We also consent to the references to our firm under the captions "Experts".

                                        Holtz Rubenstein & Co., LLP

Melville, New York
August 4, 1997